UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2005

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-368-2 (Commission File Number)	94-0890210 (I.R.S. Employer No.)

6001 Bollinger Canyon Road, San Ramon, CA (Address of principal executive offices)	94583 (Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

On June 29, 2005, the Management Compensation Committee (“MCC”) of the Board of Directors of Chevron Corporation (“Company”) approved stock option and performance share awards to executive officers of the Company under the Company’s Long Term Incentive Plan (“LTIP”), which is filed as Appendix A to the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement dated March 26, 2004 and incorporated herein by reference. Generally, under LTIP rules previously adopted by the MCC, unvested awards may be subject to accelerated vesting (in whole or in part) depending on years of service or age in the event of termination, death or disability or, under certain circumstances, termination following a change in control (defined in Article VI of the Corporation’s By-Laws) and all vested and unvested awards are subject to forfeiture in the event of termination for misconduct as defined under the LTIP Rules (unvested awards not subject to accelerated vesting are forfeited). In addition, gains received from exercising stock options and payouts received from performance share awards may be required to be paid back to the Company in the event of termination for misconduct. The form of award notice is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On June 29, 2005, the Board Nominating and Corporate Governance Committee (“BN&GC”) approved the form of retainer stock option agreement for any director of the Company who has elected to receive retainer stock options in lieu of all or any portion of such director’s annual cash retainer under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan (“Directors’ Plan”), which is filed as Appendix A to the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2003 and incorporated herein by reference. Generally, under Directors’ Plan rules previously adopted by the BN&GC, unvested options will be forfeited upon the optionee no longer serving as a director, unless the change in director status is due to certain events (such as death, disability, a significant change in primary occupation, retirement under the mandatory retirement policy or to take a government position), in which case vesting is accelerated. The form of retainer stock option agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 29, 2005, the Board of Directors of the Company amended Article III, Section 2 of the Company’s By-Laws to provide that, effective August 1, 2005, all shares of the Company will be uncertificated and will not be represented by certificates, except to the extent as may be required by law or as may otherwise be authorized by the Secretary or an Assistant Secretary. This amendment is prospective only, such that any certificated shares issued and outstanding on August 1, 2005 will not be uncertificated until the actual certificate is surrendered to the Company. The By-Laws were further amended to remove the provision that the Company will issue a stock certificate upon request. The foregoing amendments to the Company’s By-Laws adapts to changes in Delaware law, which will be effective August 1, 2005. As a general matter, the Company intends in the future to evidence its outstanding stock in book entry (uncertificated) form to the extent permitted by law in lieu of issuing paper stock certificates. The amendment to Article III, Section 2 of the Company’s By-Laws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2005

CHEVRON CORPORATION
By	/s/ Christopher A. Butner
Christopher A. Butner, Assistant Secretary

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Amendment to By-Laws of Chevron Corporation.
10.1	Form of Notice of Grant under the Chevron Corporation Long-Term Incentive Plan.
10.2	Form of Retainer Stock Option Agreement under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.